Exhibit 10.1

SETTLEMENT AND OFFSET AGREEMENT

This Settlement and Offset Agreement (“Agreement”), effective as of December 1, 2018 (the “Effective Date”), is entered into by and among Scores Holding Company, Inc. (“Scores”), Star Light Events LLC (“Star Light”), Swan Media Group, Inc. (“Swan”), I.M. Operating LLC (“IMO”) (Star Light, Swan and IMO are sometimes referred to individually as a “Licensee” and collectively as the “Licensees”), Metropolitan Lumber, Hardware and Building Supplies, Inc. (“MLH) and Robert M. Gans (“Gans”). Scores, Star Light, Swan, IMO, MLH and Gans shall be referred to collectively herein as the “Parties” or each individually as a “Party”.

WITNESSETH:

WHEREAS, Gans is the President, Chief Executive Officer, member of the Board of Directors and majority shareholder of Scores;

WHEREAS, Gans is a majority owner of the equity of each of the Licensees;

WHEREAS, Gans is the sole shareholder of MLH;

WHEREAS, each of the Licensees, Gans and Scores have entered into Settlement Agreements (each, a “Settlement Agreement” and, collectively, the “Settlement Agreements”), effective as of February 28, 2017 (capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the respective Settlement Agreement) (there are three such Settlement Agreements, one for each Licensee);

WHEREAS, pursuant to the Settlement Agreements, Scores forgave the repayment of a certain portion of Unpaid Royalties in return for the respective Licensees’ agreements to pay the remainder of the Unpaid Royalties, plus interest, to Scores;

WHEREAS, the Settlement Amount for each Licensee was represented by a Note;

WHEREAS, Gans guaranteed the payment of each Licensee’s obligations under the Settlement Documents;

WHEREAS, the Licensees are not current with respect to their obligations under the Settlement Documents;

WHEREAS, the Company has not called upon Gans to honor his Guaranties;

WHEREAS, the past due amounts under the Settlement Agreements aggregate $382,259.68 (the “Aggregate Royalty Amount”) as of the Effective Date;

WHEREAS, the Company, Gans and certain entities controlled by Gans, among others, were defendants in that certain litigation captioned Voronina, et al. v. Scores Holding Company Inc., et al., United States District Court for the S.D.N.Y. (Case No. 16-cv-02477-LAK) (the “Voronina Litigation”);

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WHEREAS, Scores desired to settle the Voronina Litigation, but had insufficient liquid resources to enable it to make a portion of the settlement payments called for by the Voronina Litigation Settlement Agreement (the “Voronina Agreement”);

WHEREAS, MLH loaned an aggregate of $770,000 to Scores to enable Scores to make the payments under the Voronina Agreement. As of the Effective Date, the principal and interest on this loan aggregated $781,399.07 (the “Voronina Amount”)

WHEREAS, the Parties desire to offset (the “Offset”) the Aggregate Royalty Amount against the Voronina Amount, thereby reducing the amount owed by Scores to MLH to $399,139 (the “Net Voronina Amount”);

WHEREAS, the Parties desire to provide that, from and after, and as a result of, the Offset, (i) the Settlement Agreements, Notes and Guaranties shall terminate and be of no further force and effect, (ii) Scores shall release the Licensees and Gans from any further liabilities thereunder and (iii) MLH shall release Scores from any further liabilities relating to that portion of the Voronina Amount equal to the Aggregate Royalty Amount.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Settlement.

a.       In full and final settlement of any and all causes of action or claims that could have been asserted by (i) Scores against the Licensees in connection with the Aggregate Royalty Amount and (ii) MLH against Scores in connection with that portion of the Voronina Amount equal to the Aggregate Royalty Amount, the Aggregate Royalty Amount is hereby offset against the Voronina Amount. Scores shall remain liable to MLH for the repayment of the Net Voronina Amount.

b.       The Net Voronina Amount shall be payable pursuant to a promissory note (the “Voronino Note”), which shall bear simple interest at the rate of 4% per annum, in 28 consecutive monthly installments of $15,000, and a 29th installment of $121.05, with the initial installment due and payable on January 1, 2019 (or the first business day thereafter). A form of the Voronina Note is attached hereto as Exhibit A. Scores may prepay the Voronina Note at any time, in whole or in part without premium or penalty. In the case of partial prepayment, prepayment shall first be applied to accrued unpaid interest, and then to principal.

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2.       Termination. From and after the Effective Date, the Settlement Agreements, Notes and Guaranties shall be deemed terminated and of no further force and effect.

3.       Releases.

a.       By Scores. In consideration of the terms and conditions of this Agreement, and except with respect to the obligations of the Licensees and Gans under this Agreement, Scores and its respective affiliates, successors, assigns, beneficiaries, heirs, executors, administrators, agents, employees, officers, directors, partners, members, representatives, attorneys, and all persons, companies and/or affiliates acting by, through and under or in concert with Scores, whether former or current (collectively, the “Related Parties”), hereby irrevocably and unconditionally releases, remises, and forever discharges, the Licensees, Gans and their respective Related Parties, of and from any and all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, expenses, and demands whatsoever, in law or equity, which Scores and its Related Parties ever had, now has or hereafter can, shall or may have had, against the Licensees, Gans and their respective Related Parties, whether known or unknown, by reason of any matter, cause, or thing whatsoever from the beginning of the world to the Effective Date arising out of or related to the Aggregate Royalty Amount and/or the Guaranties.

b.       By MLH. In consideration of the terms and conditions of this Agreement, and except with respect to the obligations of Scores relating to the Net Voronina Amount under this Agreement, MLH and its Related Parties hereby irrevocably and unconditionally releases, remises, and forever discharges, Scores and its Related Parties, of and from any and all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, expenses, and demands whatsoever, in law or equity, which MLH and its Related Parties ever had, now has or hereafter can, shall or may have had, against Scores and its Related Parties, whether known or unknown, by reason of any matter, cause, or thing whatsoever from the beginning of the world to the Effective Date arising out of or related to the Voronina Amount.

4.       Representations and Warranties.

Each Party represents and warrants that it has read this Agreement and understands its contents and that they enter into this Agreement knowingly and voluntarily and without duress. Each Party further represents and warrants that it has been fully and adequately represented by counsel of its choosing with respect to the preparation, negotiation, execution, and delivery of this Agreement, that it has the power and authority to execute this Agreement, that it has not assigned any of its claims, that it has not relied on any statement or representation by any other person, and that by entering into this Agreement, it has waived the opportunity to proceed to a trial.

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5.       Choice of Law; Jurisdiction; Prevailing Party Legal Fees.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. This Agreement may be enforced solely in, and in connection with, any action or proceeding arising out of or relating to the transactions contemplated hereby. The Parties irrevocably consent to the exclusive jurisdiction and venue of the state or federal courts located in the County of New York. In any suit, action, or proceeding to enforce this Agreement, the prevailing party shall be entitled to recover its costs and disbursements of enforcement including its reasonable attorneys’ fees.

6.       Notice.

Any notices, requests, demands and other communications under this Agreement or any of the other Settlement Documents shall be in writing to the address set forth below (or at such other address, email address or facsimile for a party as shall be specified by the notice) and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to which said notice or other communication shall have been directed, (b) actually receipted by the party to which it is addressed, however transmitted, (c) two (2) business days after being sent by reputable overnight courier prepaid for delivery in no more than two (2) business days; or (d) sent by facsimile transmission or electronic mail:

If to the Licensees:	Star Light Events LLC
Swan Media Group, Inc.
I.M. Operating LLC
c/o Metropolitan Lumber & Hardware
617 11th Avenue
New York, NY 10036
Attn: Robert M. Gans

If to Gans or MLH:	Robert M. Gans
c/o Metropolitan Lumber & Hardware
617 11th Avenue
New York, NY 10036

If to Payee:	Scores Holding Company, Inc.
617 11th Avenue, 2nd Floor
New York, NY 10036
Attn: Howard Rosenbluth, Chief Financial Officer

7.       No Admissions.

This Agreement does not contain or constitute any admission, concession or agreement by any Party concerning liability, wrongdoing, or the merits of any issues related hereto, and this Agreement shall not be construed as constituting or containing any such admission, concession or agreement. This Agreement, any assertion of fact set forth herein, and/or any action taken in furtherance of this Agreement shall not be offered or received in evidence in any action or proceeding, other than to enforce this Agreement or to carry out the terms of this Agreement.

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8.       Binding Effect.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

9.       Entire Agreement; No Oral Modification.

This Agreement contains the final, integrated, and entire agreement between the Parties, and there are no other promises, agreements, conditions, undertakings, covenants, warranties, representations, either written or oral, express or implied, between the Parties, with respect to the subject matter hereof. All prior agreements between the Parties with respect to the subject matter hereof are merged herein. No change to or modification of this Agreement will be valid unless the same be in writing and signed by both Parties.

10.       Severability.

Every part, term, or provision of this Agreement is hereby declared to be independent of, and separable from, every other part, term or provision of this Agreement. If any court of competent jurisdiction concludes that any part, term, or provision of this Agreement is illegal, unenforceable, or in conflict with any state, federal, or any other applicable law, that holding shall be without effect as to the validity or enforceability of any other part, term, or provision of this Agreement. It is the intention of the Parties hereto that in lieu of each part, term, or provision of the Agreement which is determined to be illegal, unenforceable, or in conflict with any state, federal, or any other applicable law, there shall be added, as part of this Agreement, such an alternative part, term, or provision as may be valid or enforceable but otherwise as close to the applicable original part, term, or provision as possible.

11.       Joint Preparation.

This Agreement has been jointly prepared by the Parties, and no ambiguity will be construed against any other Party based on the identity of the author or authors of this Agreement.

12.       Further Assurances.

The parties hereto agree to take such actions and execute and deliver such other instruments and documents as may be reasonably necessary to effectuate the purpose of this Agreement.

13.       Counterparts.

This Agreement may be executed in one or more counterparts, and by PDF, facsimile, or similar transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered as of the date first set forth above.

SCORES HOLDING COMPANY, INC.

By:	/s/ Howard Rosenbluth
Name:	Howard Rosenbluth
Title:	Chief Financial Officer

SWAN MEDIA GROUP, INC.

By:	/s/ Robert Gans
Name:	Robert Gans
Title:	Authorized Signatory

STAR LIGHT EVENTS LLC

By:	/s/ Robert Gans
Name:	Robert Gans
Title:	Authorized Signatory

I.M. OPERATING LLC

By:	/s/ Robert Gans
Name:	Robert Gans
Title:	Authorized Signatory

/s/ Robert Gans
ROBERT M. GANS

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Exhibit A

PROMISSORY NOTE

Scores Holding Company, Inc.

$399,139.00	December 1, 2018

FOR VALUE RECEIVED, SCORES HOLDING COMPANY, INC., a Utah corporation (“Payor”) with an office at 617 11th Avenue, 2nd Floor, New York, NY 10036, unconditionally promises to pay to the order of METROPOLITAN LUMBER, HARDWARE AND BUILDING SUPPLIES, INC., a New York corporation (“Payee”) with an office at 617 11th Avenue, New York, NY 10036, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Hundred Ninety-Nine Thousand One Hundred and Thirty-Nine Dollars ($399,139.00), together with simple interest thereon at the rate of four percent (4%) per annum.

1.       Schedule of Payments. This promissory note (this “Note”) shall be due and payable in twenty eight (28) equal installments of principal and interest (each, an “Installment Payment”) of Fifteen Thousand Dollars ($15,000.00) and a final Installment Payment of One Hundred and Twenty One Dollars and Five Cents ($121.05), with the first Installment Payment due and payable on January 1, 2019, and subsequent Installment Payments due and payable on the first day of each calendar month thereafter. Any outstanding principal amount together with all accrued but unpaid interest due under this Note shall be due and payable in full on September 1, 2021 (the “Maturity Date”). If the date on which an Installment Payment is otherwise due falls on a weekend or a legal holiday in which banks in New York City are closed, such Installment Payment shall be due and payable on the next business day thereafter. Unless otherwise indicated in writing by the holder of this Note, Payor hereby agrees to make all payments hereunder to Payee at the address indicated above.

2.       Events of Default. The unpaid principal amount due hereunder, together with accrued and unpaid interest thereon, shall, at the election of Payee, become immediately due and payable upon the occurrence of any of the following events (each an “Event of Default”):

a.       Failure of Payor to make any payment of principal and interest, when due, under this Note and such failure has not been cured within ten (10) day’s after receipt by Payor of written notice thereof;

b.       Payor shall make an assignment for the benefit of creditors, or appoint a committee of any creditors or a liquidating agent;

c.       Filing against or by Payor of any proceeding in bankruptcy or any proceeding, suit or action (at law, in equity or under any applicable federal or state law relating to bankruptcy) for reorganization, composition with creditors, arrangement, receivership, liquidation, dissolution, or similar relief, which is not discontinued within sixty (60) days from the date of filing; or

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d.       A breach by Payor of any of the terms and conditions, representations and warranties or covenants of this Note or that certain Settlement Agreement (the “Settlement Agreement”) (capitalized terms used in this sentence and not otherwise defined shall have the meanings ascribed to such terms in the Settlement Agreement), between Plaintiffs and Defendants Payor, I.M. Operating, LLC d/b/a Scores New York, The Executive Club LLC d/b/a Penthouse Executive Club, and Payee (collectively, the “Defendants”) whereby Plaintiffs have agreed to dismiss with prejudice the Amended Complaint and all of Plaintiffs’ claims and/or causes of action asserted in the Action in consideration of the payment by Payor of the Settlement Amount.

After the occurrence of an Event of Default, the unpaid principal amount of this Note shall bear interest from and including the date of such Event of Default until paid in full at a rate per annum equal to twelve percent (12%), such interest to be payable on demand.

3.       Prepayments. The principal amount of this Note may be prepaid in whole or in part at any time by Payor, without payment of any premium or penalty. In the case of partial prepayment, prepayment shall first be applied to accrued unpaid interest, and then to principal.

4.       Waiver of Diligence, Etc. Except as expressly set forth herein, Payor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by Payee of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. Payor shall pay on demand all out-of-pocket costs and expenses of collection, including reasonable attorney fees and expenses, incurred or paid by Payee in enforcing this Note.

5.       Notices. Any notices, requests, demands and other communications required under this Note shall be in writing to the address set forth in the first paragraph of this Note (or at such other address, email address or facsimile for a party as shall be specified by the notice) and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to which said notice or other communication shall have been directed, (b) actually receipted by the party to which it is addressed, however transmitted, (c) two (2) business days after being sent by reputable overnight courier prepaid for delivery in no more than two (2) business days; or (d) sent by facsimile transmission or electronic mail.

6.       Amendment. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Payor or the Payee, but only by an agreement in writing signed by Payor and Payee.

7.       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. This Note may be enforced solely in, and in connection with, any action or proceeding arising out of or relating to the transactions contemplated hereby. Payor irrevocably consents to the exclusive jurisdiction and venue of the state or federal courts located in the State and County of New York.

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Whenever used herein, the words “Payor” and “Payee” shall include their respective successors, heirs, executors and administrators.

IN WITNESS WHEREOF, Payor has executed this Note to be effective as of the day and year first above written.

SCORES HOLDING COMPANY, INC.

By:	/s/ Howard Rosenbluth
Name:	Howard Rosenbluth
Title:	Chief Financial Officer

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